UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2023, the board of directors (the “Board”) of ContextLogic Inc. (the “Company”) appointed Rishi Bajaj to the Board, effective immediately. Mr. Bajaj will serve as a Class II director of the Company until his successor is duly elected and qualified. Further, the Board appointed Mr. Bajaj to serve on the Compensation Committee of the Board (the “Compensation Committee”). The Board determined that Mr. Bajaj is independent under the listing standards of the Nasdaq Stock Market.

Rishi Bajaj is currently the President and Chief Investment Officer of the Investment Manager for Altai Capital and is responsible for the management and operation of its investment management business. Prior to founding Altai Capital in 2009, Mr. Bajaj held positions at Silver Point Capital and Gleacher Partners. Mr. Bajaj previously served on the boards of MobileIron, including as a member of the strategy committee from April 2020 to December 2020 and ServiceSource, including as a member of the compensation committee from November 2014 to May 2016. Mr. Bajaj graduated from The Wharton School at the University of Pennsylvania in 2001 with a B.S. degree in Economics with concentrations in Finance and Statistics.

As a non-employee director, Mr. Bajaj will receive the following initial equity compensation paid by the Company. He will otherwise receive compensation according to the Company’s non-employee director compensation program. He will receive an initial grant of 20,000 restricted stock units (“RSUs”) pursuant to the Company’s 2020 Equity Incentive Plan having an aggregate value of $105,200 based on the closing price of the Class A Common Stock on the date of grant, which vests with respect to 1/3rd of the total number of RSUs on each annual anniversary of the date of grant, as long as Mr. Bajaj continues to serve on the Board through such date. There are no arrangements or understandings between Mr. Bajaj and any other person pursuant to which Mr. Bajaj was selected as a director, and there are no transactions between Mr. Bajaj and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Bajaj in connection with his appointment to the Board in substantially the form entered into with other directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 2020)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	December 1, 2023	By:	/s/ Jun Yan
Jun Yan Chief Executive Officer Principal Executive Officer